EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Pharmos Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 1997 appearing in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ PRICE WATERHOUSE LLP
---------------------------

PRICE WATERHOUSE LLP
New York, New York
October 20, 1997